UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.            )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LogicMark, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

On July 21, 2022, Laurel Hill Advisory Group LLC (“Laurel Hill”) distributed an email (the “Email”) to the stockholders of LogicMark, Inc. (the “Company”) who have accounts with Mediant Communications Inc. regarding the Company’s upcoming Annual Meeting of Stockholders, scheduled to be held on Thursday, August 25, 2022 (the “Annual Meeting”). The Email provides that the Company has retained Laurel Hill to assist with the solicitation of proxies in connection with the Annual Meeting, links to the Definitive Proxy Statement that the Company filed with the U.S. Securities and Exchange Commission (“SEC”) on June 30, 2022 (the “Definitive Proxy Statement”) and the Definitive Additional Materials that the Company filed with the SEC on July 5, 2022, and reminds stockholders to vote on each of the four proposals included in the Definitive Proxy Statement.

The Email supplements the Definitive Proxy Statement and each of the Definitive Additional Materials that the Company filed with the SEC on July 5, 2022, July 12, 2022, July 13, 2022, July 14, 2022 and July 15, 2022.

Below is a copy of the Email:

Dear LogicMark Shareholder,

Laurel Hill Advisory Group (www.laurelhill.com) has been retained by LogicMark (formerly Nxt-ID, Inc.) to assist with the solicitation of proxies from shareholders in conjunction with the annual meeting scheduled for August 25, 2022. Following is a link to the proxy statement:

https://www.sec.gov/Archives/edgar/data/1566826/000121390022036000/def14a0622_logicmarkinc.htm

In addition, following is a link to the press release and shareholder letter dated July 5, 2022:

https://www.sec.gov/Archives/edgar/data/1566826/000121390022037115/ea162427-defa14a_logicmark.htm

Your vote is important regardless of the number of shares you own. As of today, your vote has not been received.

We are available Monday through Friday from 9 am to 5 pm eastern time and can assist with questions and your proxy vote. Please call us at (888) 742-1305 Monday through Friday 9am to 5pm eastern time. If you do not wish to vote over the telephone with us, please check your emails for the control number that has been assigned to your account. Your shares can also be voted using the Mediant Communications website: https://www.proxypush.com/vote?b=mediant. Mediant Communications is the intermediary for your brokerage firm and has made this website available for you to vote. You can also reach out to your broker if you need your control number.

Thank you for your investment in LogicMark.

Regards,

The Laurel Hill Advisory Group, LLC

* * *

Note: Notwithstanding the foregoing or anything to the contrary contained herein, due to ongoing public health concerns regarding the COVID-19 pandemic and for the health and well-being of our stockholders, directors, management and associates, the Company is planning for the possibility that there may be limitations on attending the Annual Meeting in person, or the Company may decide to hold the Annual Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).